Exhibit 99.1

MARCUS & MILLICHAP, INC. REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Calabasas, CA, November 13, 2013 – Marcus & Millichap, Inc., (the “Company”) (NYSE: MMI), a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services, today reported financial results for its third quarter ended September 30, 2013. Highlights for the quarter include:

•	Consolidated third quarter revenue increased 22.7% to $112.0 million compared to the third quarter of last year, with real estate brokerage commissions up 23.2% over the prior year third quarter.

•	Total sales volume increased 19.6% to $6.0 billion (includes real estate brokerage transactions of approximately $4.4 billion, financing transactions of approximately $0.7 billion and other transactions, including consulting and advisory services of approximately $0.9 billion) representing an increase in volume of $1.0 billion, when compared to the third quarter of last year.

•	Total number of transactions increased 13.3% to 1,699 transactions (includes 1,173 real estate brokerage, 300 financing and 226 other transactions, including consulting and advisory services) representing an increase of 200 in number of transactions, when compared to the third quarter of last year.

•	Net income of $7.3 million, compared to $6.4 million for the same period last year.

•	Non-GAAP adjusted EBITDA increased 13.6% to $15.7 million, from $13.8 million for the third quarter of last year.

Commenting on results in the latest quarter, John J. Kerin, Marcus & Millichap’s President and Chief Executive Officer, said, “I am very pleased with our performance in the third quarter,

particularly our strong year-over-year growth in revenue and adjusted EBTIDA. These results reflect the continued momentum generated by our core brokerage operations, which included a nearly 24.0% increase in total sales volume and a solid 6.5% uptick in transaction size.”

Mr. Kerin continued, “We continue to benefit from improving commercial real estate fundamentals and our focus on the private client segment of the marketplace, which includes commercial real estate transactions in the $1 million to $10 million price range. In addition, we are also making good progress on growing market share in larger transactions and expanding our financing operations. With the completion of our initial public offering earlier this month, we are well-positioned to continue to execute on this growth strategy.”

The Spin-Off and Initial Public Offering

On November 5, 2013, the Company completed its initial public offering (the “IPO”) of 6,900,000 shares of common stock at a price to the public of $12.00 per share, which consisted of 4,173,413 shares of common stock sold by the Company, including 900,000 shares of common stock pursuant to the exercise of the underwriters’ option to purchase additional shares and 2,726,587 shares of common stock sold by the selling stockholders. The IPO generated net proceeds to the Company of approximately $42.7 million, including the underwriters’ full exercise of their option to purchase additional shares and after deducting total expenses of approximately $7.4 million, consisting of $3.5 million of underwriters’ discounts and commissions and IPO related expenses estimated to be $3.9 million. We did not receive any proceeds from the sale of the shares by the selling stockholders. Prior to the completion of the IPO, the shareholders of Marcus and Millichap Real Estate Investment Services, Inc. (“MMREIS”) contributed all of the outstanding shares of capital stock of MMREIS to the Company in exchange for the Company’s common stock, pursuant to which MMREIS became the Company’s wholly owned subsidiary, Thereafter, Marcus & Millichap Company (“MMC”) distributed 80.0% of the shares of the Company’s common stock to MMC’s shareholders and exchanged the remaining portion of its shares of the Company’s common stock for cancellation of indebtedness. Mr. Marcus, the Company’s Founder and Co-Chairman, continues to own indirectly approximately 68.0% of the Company’s fully diluted shares.

Third Quarter 2013 Results

Total revenues for the third quarter of 2013 were $112.0 million, compared to $91.2 million for the third quarter of 2012, an increase of $20.7 million, or 22.7%. The increase in total revenues is primarily a result of increases in real estate brokerage commissions, which contributed 92.3% of the total increase, as well as an increase in financing fees.

Revenues from real estate brokerage commissions increased to $101.8 million in the third quarter of 2013, up 23.2% from $82.6 million in the same period last year due a combination of a 16.5% increase in the number of investment sales transactions and a 5.7% increase in the average commission. The increase in average commission size was primarily due to an increase in the average transaction size.

Revenues from financing fees increased to $6.8 million in the third quarter of 2013, up $1.6 million, or 30.6%, from $5.2 million in the third quarter of 2012. The increase was primarily driven by a 40.2% increase in the number of loan transactions due to an increase in the number of financing professionals combined with an increase in their productivity levels, partially offset by a 6.9% decrease in average loan commissions due in part to an increase in the proportion of fees from smaller loan transactions.

Other revenues were $3.4 million for the third quarter of 2013 and 2012.

Operating expenses for the third quarter of 2013 totaled $99.3 million, compared to $79.9 million for the same period last year, an increase of $19.4 million, or 24.3%. The increase was driven by an increase in cost of services which is primarily commissions paid to our investment sales professionals and compensation-related costs related to our financing activities. Selling, general and administrative costs increased as well. This was in part due to higher staff salaries, wages and related benefits expenses driven by an increase in our average headcount to build and support our sales force, including hiring of national and regional specialty directors and sales recruiters. Legal costs were driven by an increase in legal settlements combined with lower insurance recoveries in the current quarter as compared to the same period last year and other administrative costs were higher primarily due to an increase in professional fees driven by third party consulting services fees in preparation of being a public company.

Net income for the third quarter of 2013 was $7.3 million, compared to net income of $6.4 million in the third quarter of last year.

Nine Month Results

The Company reported total revenues of $286.8 million for the nine months ended September 30, 2013, an increase of $48.7 million, or 20.5%, compared to revenues of $238.1 million during the same period in 2012. Operating expenses for the nine months ended September 30, 2013 was $257.3 million compared to $212.0 million for the nine months ended September 30, 2012, representing an increase of $45.3 million, or 21.4%. The Company reported net income for the nine month period ended September 30, 2013 of $16.9 million, an increase of approximately $2.0 million, or 13.6%, compared with $14.9 million for the nine month period ended September 30, 2012. Adjusted EBITDA for the first nine months of 2013 was $36.8 million, which represents an increase of $4.4 million, or 13.5%, as compared to $32.4 million for the first nine months of 2012.

Business Outlook

Commenting on the Company’s business outlook, Mr. Kerin said, “Typically, the fourth quarter generates approximately one-third of Marcus & Millichap’s full year transaction volume and revenue—and we expect normal seasonal patterns to continue in the fourth quarter of 2013. However, during the fourth quarter last year, commercial real estate investors’ uncertainty associated with the looming ‘fiscal cliff’ resulted in investors expediting transactions that would have normally closed in 2013. Therefore, we do not expect to see the same level of growth in the current fourth quarter.”

About Marcus & Millichap, Inc.

Marcus & Millichap, Inc. is a leading national brokerage firm specializing in commercial real estate investment sales, financing, research, and advisory services. The Company has more than 1,100 investment sales and financial professionals in 73 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to our clients. Marcus & Millichap closed more than 6,149 transactions in 2012, with value of approximately $22 billion. For additional information, please visit www.MarcusMillichap.com.

Forward-Looking Statements

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “well-positioned” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate new agents and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s Prospectus filed with the Securities and Exchange Commission on October 31, 2013.

MARCUS & MILLICHAP REAL ESTATE INVESTMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Real estate brokerage commissions	$101,757	$82,620	$258,720	$216,029
Financing fees	6,783	5,195	18,671	13,413
Other revenues	3,413	3,413	9,403	8,636

Total revenues	111,953	91,228	286,794	238,078
Operating expenses:
Cost of services	67,718	54,194	170,395	138,903
Selling, general, and administrative expense	30,863	25,007	84,687	70,907
Depreciation and amortization expense	747	732	2,261	2,227

Total operating expenses	99,328	79,933	257,343	212,037

Operating income	12,625	11,295	29,451	26,041
Other income, net	247	41	496	324

Income before provision for income taxes	12,872	11,336	29,947	26,365
Provision for income taxes	5,597	4,931	13,025	11,469

Net income	$7,275	$6,405	$16,922	$14,896

MARCUS & MILLICHAP REAL ESTATE INVESTMENT SERVICES, INC. AND SUBSIDIARIES

KEY METRICS SUMMARY

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Real Estate Brokerage Commissions	2013	2012	2013	2012
Average Number of Sales Professionals	1,139	985	1,101	977
Average Number of Transactions per Sales Professional	1.0	1.0	2.9	2.8
Average Commission per Transaction	$86,749	$82,046	$80,573	$79,335
Average Transaction Size	$3,790,048	$3,559,733	$3,568,151	$3,449,256
Total Number of Transactions	1,173	1,007	3,211	2,723
Total Sales Volume (in millions)	$4,446	$3,585	$11,457	$9,392

	Three Months Ended September 30,		Nine Months Ended September 30,
Financing Fees	2013	2012	2013	2012
Average Number of Financing Professionals	72	58	69	57
Average Number of Transactions per Financing Professional	4.2	3.7	12.3	10.6
Average Fee per Transaction	$22,609	$24,276	$22,017	$22,207
Average Transaction Size	$2,381,822	$2,435,981	$2,224,446	$2,294,702
Total Number of Transactions	300	214	848	604
Total Dollar Volume (in millions)	$715	$521	$1,886	$1,386

MARCUS & MILLICHAP REAL ESTATE INVESTMENT SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except share and share amounts)

	September30, 2013 (Unaudited)	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$28,679	$3,107
Commissions receivable, net of allowance for doubtful accounts of $100 and $129 at September 30, 2013 and December 31, 2012, respectively	4,308	5,764
Employee notes receivable	156	807
Prepaid expenses and other current assets	6,769	2,903

Total current assets	39,912	12,581
Prepaid rent	4,909	2,855
Investments held in rabbi trust account	3,832	2,905
Property and equipment, net of accumulated depreciation of $18,370 and $17,917 at September 30, 2013 and December 31, 2012, respectively	8,476	6,688
Due from affiliates	—	60,389
Employee notes receivable	228	350
Other assets	3,431	3,965

Total assets	$60,788	$89,733

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,821	$14,350
Commissions payable	12,103	22,584
Due to affiliates	13,528	—
Accrued employee expenses	10,215	17,519

Total current liabilities	42,667	54,453
Deferred compensation and commissions	9,430	9,121
Other liabilities	5,007	4,529

Total liabilities	57,104	68,103
Stockholders’ equity:
Series A redeemable preferred stock, $10.00 par value:	10	10
Authorized shares – 1,000; issued and outstanding shares – 1,000 at September 30, 2013 and December 31, 2012; $10.00 redemption value per share at September 30, 2013 and December 31, 2012
Common stock, $1.00 par value:
Authorized shares – 1,000,000; issued and outstanding shares –234,489 and 233,739 at September 30, 2013 and December 31, 2012, respectively	235	234
Additional paid-in capital	2,675	24,718
Stock notes receivable from employees	(13)	(150)
Retained earnings (accumulated deficit)	777	(3,182)

Total stockholders’ equity	3,684	21,630

Total liabilities and stockholders’ equity	$60,788	$89,733

MARCUS & MILLICHAP REAL ESTATE INVESTMENT SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

This press release includes a non-GAAP financial measure, Adjusted EBITDA, which the Company defines as net income before interest income/expense, taxes, depreciation and amortization and stock-based compensation. The Company uses Adjusted EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. The Company finds Adjusted EBITDA as a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes and non-cash stock-based compensation charges. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$7,275	$6,405	$16,922	$14,896
Adjustments:
Interest income	(4)	(37)	(88)	(110)
Provision for income taxes	5,597	4,931	13,025	11,469
Depreciation and amortization	747	732	2,261	2,227
Stock-based compensation	2,053	1,760	4,679	3,943

Adjusted EBITDA	$15,668	$13,791	$36,799	$32,425

Investor Relations Contact:

Addo Communications

Lasse Glassen

(424) 238-6249

lasseg@addocommunications.com